                                   Exhibit 11.01

                         Hologic, Inc. and Subsidiaries
                Statement RE:  Computation of Earnings Per Share


                                                  Fiscal years ended

PRIMARY:                             September 24,  September 30,  September 28,
                                          1994           1995           1996

Net Income                            $4,767,944     $3,348,256      $11,356,866
                                      ==========     ==========      ===========
Weighted average number of
common shares outstanding              8,892,393      9,201,947     11,698,371

Common Stock equivalents
outstanding pursuant to
treasury stock method                    462,662        628,690        825,612
                                         -------        -------        -------

Weighted average number of common
and common equivalent shares
outstanding                            9,355,055      9,830,637     12,523,983
                                       =========      =========     ==========

Per share amount                           $0.51          $0.34          $0.91
                                           =====          =====          =====


FULLY DILUTED:

Net Income                            $4,767,944     $3,348,256             --
                                      ----------     ----------  -------------

Weighted average number of
common shares outstanding              8,892,393      9,201,947

Common Stock equivalents
outstanding pursuant to
treasury stock method                    756,454      1,027,782             --
                                      ----------     ----------  -------------

Weighted average number of common
and common equivalent shares
outstanding                            9,648,847     10,229,729             --
                                     ===========     ==========  =============

Per share amount                           $0.49          $0.33             --
                                           =====          =====  =============
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